SECURITIES AND EXCHANGE COMMISSION
                 			  WASHINGTON, D.C. 20549
          	      _______________________________

                        				Form S-8
                			 REGISTRATION STATEMENT
          		   UNDER THE SECURITIES ACT OF 1933
                			  ____________________

                			THE DOW CHEMICAL COMPANY
                			(a Delaware corporation)
        		  Executive Offices -- 2030 Dow Center
                			Midland, Michigan 48674
  	      (Name, state of incorporation and address of
		         principal executive office of registrant)

  	      I.R.S. Employer Identification No. 38-1285128
	 	              	  ____________________

                			THE DOW CHEMICAL COMPANY
		          1995-96 EMPLOYEES' STOCK PURCHASE PLAN
                			(Full title of the plan)
               			_________________________

              			    ENRIQUE C. FALLA
       Executive Vice President and Chief Financial Officer

                	THE DOW CHEMICAL COMPANY
              		     2030 Dow Center
               			Midland, Michigan 48674

	       	 (Name and address of agent for service)

	      	       Telephone:  (517) 636-1000
             			  ____________________

             		    CALCULATION OF REGISTRATION FEE

                             				 Proposed        Proposed
Title                             maximum         maximum         Amount of
of securities       Amount to be  offering price  aggregate       registration
to be registered    registered    per unit        offering price  fee

Common Stock,
par value $2.50
of The Dow
Chemical Company  1,500,000 shares $55.00         $82,500,000     $28,448.28


Page 1 of 11 Pages.

                                 PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by The Dow Chemical Company ("Dow") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

     (a) Dow's Annual Report on Form 10-K for the year ended December 31, 1994 (The consolidated financial statements and financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

     (b) Dow's Current Reports on Form 8-K dated January 20, 1995 and January 25, 1995; and

     (c) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

     All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article VI of its Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

2 of 11 Pages

Item 8.  EXHIBITS.

	       Exhibit No.      Description of Exhibit

	       4(a)             Restated Certificate of Incorporation of The
                     				Dow Chemical Company, filed as Exhibit 3(a)
                     				to Dow's Annual Report on Form 10-K for the
                     				year ended December 31, 1992, incorporated
                     				herein by this reference.

	       4(b)             Bylaws of The Dow Chemical Company, filed as
			                     	Exhibit 3(ii) to Dow's Annual Report on Form
                     				10-K for the year ended December 31, 1994,
                     				incorporated herein by this reference.

	       23               Independent Auditors' Consent.

	       24               Power of Attorney.


3 of 11 Pages

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    	     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
	         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
	         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a

4 of 11 Pages

claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5 of 11 Pages

                           		SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on March 23, 1995.


                               				   THE DOW CHEMICAL COMPANY
                                      					(Registrant)

	                               			   By: /s/Donna J. Roberts, Secretary
                                   				   Donna J. Roberts, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


J. K. BARTON*                         Director
J. K. Barton

A. J. BUTLER*                         Director
A. J. Butler

D. T. BUZZELLI*                       Director and Vice President
D. T. Buzzelli

F. P. CORSON                          Director and Vice President
F. P. Corson

W. D. DAVIS*                          Director
W. D. Davis

M. L. DOW*                            Director
M. L. Dow

J. L. DOWNEY*                         Director
J. L. Downey

6 of 11 Pages

E. C. FALLA*                          Director and Executive Vice
E. C. Falla                           President (Chief Financial Officer)

B. H. FRANKLIN*                       Director
B. H. Franklin

R. L. KESSELER*                       Vice President and Controller
R. L. Kesseler

F. W. LYONS, JR.*                     Director
F. W. Lyons, Jr.

W. J. NEELY*                          Director
W. J. Neely

F. P. POPOFF*                         Director and Chairman of the
F. P. Popoff                          Board (Chief Executive Officer)

H. T. SHAPIRO*                        Director
H. T. Shapiro

E. J. SOSA*                           Director and Senior
E. J. Sosa                            Vice President

W. S. STAVROPOULOS*                   Director and President
W. S. Stavropoulos                    (Chief Operating Officer)

P. G. STERN*                          Director
P. G. Stern

*By: /s/Donna J. Roberts
     Donna J. Roberts
     Attorney-in-fact


Dated:  March 23, 1995

7 of 11 Pages

                     			     EXHIBIT INDEX


Exhibit No.    Description of Exhibit                     Page Number

4(a)           Restated Certificate of Incorporation of
       	       The Dow Chemical Company, filed as Exhibit
	              3(a) to Dow's Annual Report on Form 10-K
       	       for the year ended December 31, 1992,
       	       incorporated herein by this reference.

4(b) Bylaws of The Dow Chemical Company, filed as Exhibit 3(ii) to Dow's Annual Report on
       	       Form 10-K for the year ended December 31, 1994, incorporated herein by this reference.

23             Independent Auditors' Consent.                   9

24             Power of Attorney.                             10-11

8 of 11 pages